News Release

BNY MELLON REPORTS FIRST QUARTER 2020 EARNINGS OF
$944 MILLION OR $1.05 PER COMMON SHARE

Revenue up 5%	EPS up 12%	ROE 10% ROTCE 20% (a)	CET1 11.3% SLR 5.6%

NEW YORK, April 16, 2020 – The Bank of New York Mellon Corporation (“BNY Mellon”) (NYSE: BK) today reported:

				1Q20 vs.
	1Q20	4Q19	1Q19	4Q19	1Q19
Net income applicable to common shareholders (in millions)	$944	$1,391	$910	(32)%	4%
Diluted earnings per common share	$1.05	$1.52	$0.94	(31)%	12%

First Quarter Results
Total revenue of $4.1 billion, increased 5%

•	Fee revenue increased 10%

•	Net interest revenue decreased 3%

Provision for credit losses of $169 million

Total noninterest expense of $2.7 billion, increased slightly

•	Continued investments in technology

Investment Services

•	Total revenue increased 9%

•	Income before taxes increased 13%

•	AUC/A of $35.2 trillion, increased 2%

Investment Management

•	Total revenue decreased 4%

•	Income before taxes decreased 27%

•	AUM of $1.8 trillion, decreased 2%

Capital
Repurchased 21.7 million common shares for $985 million, and paid dividends of $282 million to common shareholders.

•	1Q20 share repurchases completed prior to the temporary suspension announced jointly with the Financial Services Forum on March 15.

CEO Commentary
“Throughout the coronavirus crisis, we remain focused on the health and wellbeing of our people, providing continuity of service to our clients and maintaining our balance sheet so we are able to assist our clients. Despite the unprecedented global market disruption, we have stayed fully operational, demonstrating our resiliency and our commitment and capacity to support our clients when they need us most,” Todd Gibbons, Chief Executive Officer, said.

“Our fee revenue increased 10 percent as we experienced elevated transaction volumes and heightened volatility in March. Looking ahead, we and our clients face continued market and economic uncertainty. While it is too early to predict the impact, our business model is financially resilient. We plan to maintain our conservative risk profile, strong capital and high-quality, liquid balance sheet, which will position us to withstand severe stress and to support our clients,” Mr. Gibbons added.

“I am deeply honored to become CEO of this great company. While looking ahead to drive improved performance and capabilities and ensure BNY Mellon remains a great place to work, in the immediate term we are focused on being there for our clients. Our team’s efforts on this front have been exceptional. I have been incredibly gratified by the feedback from clients, who see our people going above and beyond to deliver great service. I want to thank our clients for their ongoing partnership and thank our employees around the globe for their exceptional dedication and professionalism. I am confident in our ability to weather this adversity and to carry forward that energy into advancing our growth agenda as the world recovers,” Mr. Gibbons concluded.

Media Relations: Jennifer Hendricks Sullivan (212) 635-1374	Investor Relations: Magda Palczynska (212) 635-8529
(a) For information on this Non-GAAP measure, see “Supplemental Information – Explanation of GAAP and Non-GAAP financial measures” on page 8.
Note: Above comparisons are 1Q20 vs. 1Q19.

BNY Mellon 1Q20 Earnings Release

CONSOLIDATED FINANCIAL HIGHLIGHTS

(in millions, except per share amounts and unless otherwise noted; not meaningful - N/M)				1Q20 vs.
	1Q20	4Q19 (a)	1Q19	4Q19		1Q19
Fee revenue	$3,323	$3,971	$3,031	(16)%		10%
Net securities gains (losses)	9	(25)	1	N/M		N/M
Total fee and other revenue	3,332	3,946	3,032	(16)		10
(Loss) income from consolidated investment management funds	(38)	17	26	N/M		N/M
Net interest revenue	814	815	841	—		(3)
Total revenue	4,108	4,778	3,899	(14)		5
Provision for credit losses	169	(8)	7	N/M		N/M
Noninterest expense	2,712	2,964	2,699	(9)		—
Income before income taxes	1,227	1,822	1,193	(33)		3
Provision for income taxes	265	373	237	(29)		12
Net income	$962	$1,449	$956	(34)%		1%
Net income applicable to common shareholders of The Bank of New York Mellon Corporation	$944	$1,391	$910	(32)%		4%
Operating leverage (b)				(552	) bps	488	bps
Diluted earnings per common share	$1.05	$1.52	$0.94	(31)%		12%
Average common shares and equivalents outstanding - diluted (in thousands)	896,689	914,739	965,960
Pre-tax operating margin	30%	38%	31%

(a)
Includes a net benefit of $460 million, or $0.50 per diluted common share, related to a gain on sale of an equity investment, partially offset by severance, net securities losses and litigation expense.

(b)	Operating leverage is the rate of increase (decrease) in total revenue less the rate of increase (decrease) in total noninterest expense.
bps – basis points.

KEY DRIVERS (comparisons are 1Q20 vs. 1Q19, unless otherwise stated)

•	Total revenue increased 5% primarily reflecting:

•
Fee revenue increased 10% primarily reflecting higher foreign exchange and other trading revenue, higher transaction volumes across the investment services businesses and higher performance fees, partially offset by equity investment losses, including seed capital.

•
Net interest revenue decreased 3% primarily reflecting lower interest rates on interest-earning assets and the impact of hedging activities (primarily offset in foreign exchange and other trading revenue). This was partially offset by the benefit of lower deposit and funding rates and higher deposits, securities and loans.

•	Provision for credit losses of $169 million primarily reflecting the macroeconomic environment in conjunction with the application of the new current expected credit losses accounting standard.

•
Noninterest expense increased slightly primarily reflecting the continued investments in technology and higher pension expense, partially offset by lower staff expense and the favorable impact of a stronger U.S. dollar.

•	Effective tax rate of 21.6%.

Assets under custody and/or administration (“AUC/A”) and Assets under management (“AUM”)

•	AUC/A of $35.2 trillion, increased 2%, primarily reflecting higher client inflows, partially offset by lower market values and the unfavorable impact of a stronger U.S. dollar.

•	AUM of $1.8 trillion, decreased 2%, primarily reflecting the unfavorable impact of a stronger U.S. dollar (principally versus the British pound).

Capital and liquidity

•	Repurchased 21.7 million common shares for $985 million and paid $282 million in dividends to common shareholders.

•	Return on common equity (“ROE”) of 10%; Return on tangible common equity (“ROTCE”) of 20% (a).

•	Common Equity Tier 1 (“CET1”) ratio – 11.3%.

•	Supplementary leverage ratio (“SLR”) – 5.6%.

•	Average liquidity coverage ratio (“LCR”) – 115%.

•	Total Loss Absorbing Capacity (“TLAC”) ratios exceed minimum requirements.

(a)	See “Supplemental information – Explanation of GAAP and Non-GAAP financial measures” on page 8 for additional information.
Note: Throughout this document, sequential growth rates are unannualized.

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BNY Mellon 1Q20 Earnings Release

INVESTMENT SERVICES BUSINESS HIGHLIGHTS

(dollars in millions, unless otherwise noted; not meaningful - N/M)				1Q20 vs.
	1Q20	4Q19 (a)	1Q19 (a)	4Q19	1Q19
Total revenue by line of business:
Asset Servicing	$1,531	$1,411	$1,415	9%	8%
Pershing	653	579	561	13	16
Issuer Services	419	415	396	1	6
Treasury Services	339	329	317	3	7
Clearance and Collateral Management	300	280	276	7	9
Total revenue by line of business	3,242	3,014	2,965	8	9
Provision for credit losses	149	(5)	8	N/M	N/M
Noninterest expense	1,987	2,179	1,981	(9)	—
Income before taxes	$1,106	$840	$976	32%	13%

Pre-tax operating margin	34%	28%	33%

Foreign exchange and other trading revenue	$261	$151	$157	73%	66%
Securities lending revenue	$46	$40	$44	15%	5%

Metrics:
Average loans	$41,789	$38,721	$37,235	8%	12%
Average deposits	$242,187	$215,388	$195,082	12%	24%

AUC/A at period end (in trillions) (current period is preliminary) (b)	$35.2	$37.1	$34.5	(5)%	2%
Market value of securities on loan at period end (in billions) (c)	$389	$378	$377	3%	3%

(a)	Prior periods have been restated. See “Segment Reporting Changes” on page 8 for additional information.

(b)
Includes the AUC/A of CIBC Mellon Global Securities Services Company (“CIBC Mellon”), a joint venture with the Canadian Imperial Bank of Commerce, of $1.2 trillion at March 31, 2020, $1.5 trillion at Dec. 31, 2019 and $1.3 trillion at March 31, 2019.

(c)
Represents the total amount of securities on loan in our agency securities lending program managed by the Investment Services business. Excludes securities for which BNY Mellon acts as agent on behalf of CIBC Mellon clients, which totaled $59 billion at March 31, 2020, $60 billion at Dec. 31, 2019 and $62 billion at March 31, 2019.

KEY DRIVERS

•	The drivers of the total revenue variances by line of business are indicated below.

•
Asset Servicing - Both increases primarily reflect higher foreign exchange and other trading revenue. The year-over-year increase also reflects higher volumes from existing clients, partially offset by lower net interest revenue. The decrease in net interest revenue primarily reflects lower rates, partially offset by higher deposits and loans.

•	Pershing - Both increases primarily reflect higher clearing volumes and a one-time fee. The year-over-year increase also reflects growth in client assets and accounts.

•	Issuer Services - The year-over-year increase reflects higher Corporate Trust and Depositary Receipts fees. The sequential increase primarily reflects higher Depositary Receipts fees.

•	Treasury Services - Both increases primarily reflect higher fees and net interest revenue. The increase in net interest revenue was driven by deposit growth.

•	Clearance and Collateral Management - Both increases primarily reflect growth in collateral management and clearance volumes and higher net interest revenue.

•
Noninterest expense increased slightly year-over-year primarily driven by continued investments in technology. The sequential decrease primarily reflects lower severance and litigation expenses, partially offset by higher other staff expense.

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BNY Mellon 1Q20 Earnings Release

INVESTMENT MANAGEMENT BUSINESS HIGHLIGHTS

(dollars in millions, unless otherwise noted; not meaningful - N/M)				1Q20 vs.
	1Q20	4Q19 (a)	1Q19 (a)	4Q19	1Q19
Total revenue by line of business:
Asset Management	$620	$692	$640	(10)%	(3)%
Wealth Management	278	279	296	—	(6)
Total revenue by line of business	898	971	936	(8)	(4)
Provision for credit losses	9	—	1	N/M	N/M
Noninterest expense	695	731	669	(5)	4
Income before taxes	$194	$240	$266	(19)%	(27)%

Pre-tax operating margin	22%	25%	28%
Adjusted pre-tax operating margin – Non-GAAP (b)	24%	27%	31%

Metrics:
Average loans	$12,124	$12,022	$12,339	1%	(2)%
Average deposits	$16,144	$15,195	$15,815	6%	2%

AUM (in billions) (current period is preliminary) (c)	$1,796	$1,910	$1,841	(6)%	(2)%
Wealth Management client assets (in billions) (current period is preliminary) (d)	$236	$266	$253	(11)%	(7)%

(a)	Prior periods have been restated. See “Segment Reporting Changes” on page 8 for additional information.

(b)	Net of distribution and servicing expense. See “Supplemental information – Explanation of GAAP and Non-GAAP financial measures” on page 8 for information on this Non-GAAP measure.

(c)	Excludes securities lending cash management assets and assets managed in the Investment Services business.

(d)	Includes AUM and AUC/A in the Wealth Management business.

KEY DRIVERS

•	The drivers of the total revenue variances by line of business are indicated below.

•
Asset Management - The year-over-year decrease primarily reflects equity investment losses, including seed capital, and an unfavorable change in the mix of AUM since 1Q19, partially offset by higher performance fees and market values. The sequential decrease primarily reflects equity investment losses, including seed capital, the impact of hedging activities and lower market values.

•	Wealth Management - The year-over-year decrease primarily reflects lower net interest revenue due to lower interest rates, partially offset by the impact of higher deposits.

•	Noninterest expense increased year-over-year primarily reflecting higher professional, legal and other purchased services expense. The sequential decrease primarily reflects lower severance expense.

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BNY Mellon 1Q20 Earnings Release

OTHER SEGMENT primarily includes leasing operations, certain corporate treasury activities, derivatives, business exits and other corporate revenue and expense items.

(in millions)	1Q20	4Q19 (a)	1Q19 (a)
Fee revenue	$21	$817	$17
Net securities gains (losses)	9	(23)	1
Total fee and other revenue	30	794	18
Net interest (expense)	(44)	(10)	(30)
Total (loss) revenue	(14)	784	(12)
Provision for credit losses	11	(3)	(2)
Noninterest expense	30	54	49
(Loss) income before taxes	$(55)	$733	$(59)

(a)	Prior periods have been restated. See “Segment Reporting Changes” on page 8 for additional information.

KEY DRIVERS

•
Fee revenue, net securities losses and net interest expense include corporate treasury and other investment activity, including hedging activity which offsets between fee revenue and net interest expense. Total revenue decreased sequentially primarily reflecting the gain on the sale of an equity investment recorded in 4Q19. Net interest expense increased sequentially primarily reflecting corporate treasury activity.

•
Noninterest expense decreased year-over-year primarily reflecting lower staff expense. The sequential decrease primarily reflects lower severance, partially offset by higher other staff expense, including pension expense.

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BNY Mellon 1Q20 Earnings Release

CAPITAL AND LIQUIDITY

Capital and liquidity ratios	March 31, 2020	Dec. 31, 2019
Consolidated regulatory capital ratios: (a)
CET1 ratio	11.3%	11.5%
Tier 1 capital ratio	13.5	13.7
Total capital ratio	14.3	14.4
Tier 1 leverage ratio	6.0	6.6
SLR	5.6	6.1
BNY Mellon shareholders’ equity to total assets ratio	8.8%	10.9%
BNY Mellon common shareholders’ equity to total assets ratio	8.0%	9.9%

Average LCR	115%	120%

Book value per common share	$42.47	$42.12
Tangible book value per common share – Non-GAAP (b)	$21.53	$21.33
Common shares outstanding (in thousands)	885,443	900,683

(a)
Regulatory capital ratios for March 31, 2020 are preliminary. For our CET1, Tier 1 capital and Total capital ratios, our effective capital ratios under the U.S. capital rules are the lower of the ratios as calculated under the Standardized and Advanced Approaches, which for Dec. 31, 2019, was the Advanced Approaches, and for March 31, 2020 was the Standardized Approaches for the CET1 and Tier 1 capital ratios and the Advanced Approach for the Total capital ratio.

(b)
Tangible book value per common share – Non-GAAP excludes goodwill and intangible assets, net of deferred tax liabilities. See “Supplemental information – Explanation of GAAP and Non-GAAP financial measures” on page 8 for information on this Non-GAAP measure.

CET1 capital totaled $18.5 billion at March 31, 2020, a decrease of $75 million compared with Dec. 31, 2019. The decrease primarily reflects capital deployed through common stock repurchases and dividend payments, partially offset by capital generated through earnings.

NET INTEREST REVENUE

Net interest revenue				1Q20 vs.
(dollars in millions; not meaningful - N/M)	1Q20	4Q19	1Q19	4Q19		1Q19
Net interest revenue	$814	$815	$841	—		(3)%
Add: Tax equivalent adjustment	2	2	4	N/M		N/M
Net interest revenue, on a fully taxable equivalent (“FTE”) basis – Non-GAAP (a)	$816	$817	$845	—		(3)%

Net interest margin	1.01%	1.09%	1.20%	(8	) bps	(19	) bps
Net interest margin (FTE) – Non-GAAP (a)	1.01%	1.09%	1.20%	(8	) bps	(19	) bps

(a)
Net interest revenue (FTE) – Non-GAAP and net interest margin (FTE) – Non-GAAP include the tax equivalent adjustments on tax-exempt income. See “Supplemental information – Explanation of GAAP and Non-GAAP financial measures” on page 8 for information on this Non-GAAP measure.

bps – basis points.

Net interest revenue decreased year-over-year, primarily reflecting lower interest rates on interest-earning assets and the impact of hedging activities (primarily offset in foreign exchange and other trading revenue). This was partially offset by the benefit of lower deposit and funding rates and higher deposits, securities and loans.

Sequentially, the favorable impact of higher deposits, securities and loans was offset by the impact of hedging activities (primarily offset in foreign exchange and other trading revenue) and lower rates.

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BNY Mellon 1Q20 Earnings Release

THE BANK OF NEW YORK MELLON CORPORATION
Condensed Consolidated Income Statement

(in millions)	Quarter ended
	March 31, 2020	Dec. 31, 2019	March 31, 2019

Fee and other revenue
Investment services fees:
Asset servicing fees	$1,159	$1,148	$1,122
Clearing services fees	470	421	398
Issuer services fees	263	264	251
Treasury services fees	149	147	132
Total investment services fees	2,041	1,980	1,903
Investment management and performance fees	862	883	841
Foreign exchange and other trading revenue	319	168	170
Financing-related fees	59	46	51
Distribution and servicing	31	34	31
Investment and other income	11	860	35
Total fee revenue	3,323	3,971	3,031
Net securities gains (losses)	9	(25)	1
Total fee and other revenue	3,332	3,946	3,032
Operations of consolidated investment management funds
Investment (loss) income	(38)	17	26
Interest of investment management fund note holders	—	—	—
(Loss) income from consolidated investment management funds	(38)	17	26
Net interest revenue
Interest revenue	1,570	1,721	1,920
Interest expense	756	906	1,079
Net interest revenue	814	815	841
Total revenue	4,108	4,778	3,899
Provision for credit losses (a)	169	(8)	7
Noninterest expense
Staff	1,482	1,639	1,524
Professional, legal and other purchased services	330	367	325
Software and equipment	326	326	283
Net occupancy	135	151	137
Sub-custodian and clearing	105	119	105
Distribution and servicing	91	92	91
Business development	42	65	45
Bank assessment charges	35	32	31
Amortization of intangible assets	26	28	29
Other	140	145	129
Total noninterest expense	2,712	2,964	2,699
Income
Income before income taxes	1,227	1,822	1,193
Provision for income taxes	265	373	237
Net income	962	1,449	956
Net loss (income) attributable to noncontrolling interests (includes $18, $(9), and $(10) related to consolidated investment management funds, respectively)	18	(9)	(10)
Net income applicable to shareholders of The Bank of New York Mellon Corporation	980	1,440	946
Preferred stock dividends	(36)	(49)	(36)
Net income applicable to common shareholders of The Bank of New York Mellon Corporation	$944	$1,391	$910

(a)
In the first quarter of 2020, we adopted new accounting guidance included in ASU 2016-13, Financial Instruments - Credit Losses: Measurement of Credit Losses On Financial Instruments, on a prospective basis.

Earnings per share applicable to the common shareholders of The Bank of New York Mellon Corporation	Quarter ended
	March 31, 2020	Dec. 31, 2019	March 31, 2019
(in dollars)
Basic	$1.05	$1.52	$0.94
Diluted	$1.05	$1.52	$0.94

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BNY Mellon 1Q20 Earnings Release

SEGMENT REPORTING CHANGES

In the first quarter of 2020, we reclassified the results of certain services provided between the segments from noninterest expense to fee and other revenue. This activity is offset in the Other segment and relates to services that are also provided to third-parties and provides consistency with the reporting of the revenues. This adjustment had no impact on income before taxes of the businesses. Prior periods have been restated.

In the first quarter of 2020, we reclassified the results related to certain lending activities from the Wealth Management business to the Pershing business. These loans were originated by the Wealth Management business as a service to Pershing clients. This resulted in an increase in total revenue, noninterest expense and income before taxes in the Pershing business and corresponding decrease in the Wealth Management business. Prior periods have been restated.

For additional information on the segment reporting changes, see “Segment Reporting Changes” in the Financial Supplement available at www.bnymellon.com.

SUPPLEMENTAL INFORMATION – EXPLANATION OF GAAP AND NON-GAAP FINANCIAL MEASURES

BNY Mellon has included in this Earnings Release certain Non-GAAP financial measures on a tangible basis as a supplement to GAAP information, which exclude goodwill and intangible assets, net of deferred tax liabilities. BNY Mellon believes that the return on tangible common equity is additional useful information for investors because it presents a measure of those assets that can generate income, and the tangible book value per common share is additional useful information because it presents the level of tangible assets in relation to shares of common stock outstanding.

Net interest revenue, on a fully taxable equivalent (“FTE”) basis – Non-GAAP and net interest margin (FTE) – Non-GAAP and other FTE measures include the tax equivalent adjustments on tax-exempt income which allows for the comparison of amounts arising from both taxable and tax-exempt sources and is consistent with industry practice. The adjustment to an FTE basis has no impact on net income.

BNY Mellon has also included the operating margin for the Investment Management business net of distribution and servicing expense that was passed to third parties who distribute or service our managed funds. BNY Mellon believes that this measure is useful when evaluating the performance of the Investment Management business relative to industry competitors.

For the reconciliations of these Non-GAAP measures, see “Supplemental Information - Explanation of GAAP and Non-GAAP Financial Measures” in the Financial Supplement available at www.bnymellon.com.

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BNY Mellon 1Q20 Earnings Release

CAUTIONARY STATEMENT

A number of statements (i) in this Earnings Release, (ii) in our Financial Supplement, (iii) in our presentations and (iv) in the responses to questions on our conference call discussing our quarterly results and other public events may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 including statements about our capital plans, strategic priorities, financial goals, organic growth, performance, organizational quality and efficiency, investments, including in technology and product development, resiliency, capabilities, revenue, net interest revenue, fees, expenses, cost discipline, sustainable growth, company management, deposits, interest rates and yield curves, securities portfolio, taxes, business opportunities, divestments, volatility, preliminary business metrics and regulatory capital ratios and statements regarding our aspirations, as well as our overall plans, strategies, goals, objectives, expectations, outlooks, estimates, intentions, targets, opportunities, focus and initiatives, including the potential effects of the coronavirus pandemic on any of the foregoing. These statements may be expressed in a variety of ways, including the use of future or present tense language. Words such as “estimate,” “forecast,” “project,” “anticipate,” “likely,” “target,” “expect,” “intend,” “continue,” “seek,” “believe,” “plan,” “goal,” “could,” “should,” “would,” “may,” “might,” “will,” “strategy,” “synergies,” “opportunities,” “trends,” “future” and words of similar meaning signify forward-looking statements. These statements and other forward-looking statements contained in other public disclosures of The Bank of New York Mellon Corporation which make reference to the cautionary factors described in this Earnings Release are based upon current beliefs and expectations and are subject to significant risks and uncertainties (some of which are beyond BNY Mellon’s control). Actual results may differ materially from those expressed or implied as a result of these risks and uncertainties, including, but not limited to, the risk factors and other uncertainties set forth in BNY Mellon’s Annual Report on Form 10-K for the year ended Dec. 31, 2019 and BNY Mellon’s other filings with the Securities and Exchange Commission. Statements about the effects of the current and near-term market and macroeconomic environment on BNY Mellon, including on its business, operations, financial performance and prospects, may constitute forward-looking statements, and are based on assumptions that involve risks and uncertainties and that are subject to change based on various important factors (some of which are beyond BNY Mellon’s control), including the scope and duration of the pandemic, actions taken by governmental authorities in response to the pandemic, and the direct and indirect impact of the pandemic on BNY Mellon, our clients, customers and third parties. Preliminary business metrics and regulatory capital ratios are subject to change, possibly materially, as BNY Mellon completes its Quarterly Report on Form 10-Q for the quarter ended March 31, 2020. All forward-looking statements in this Earnings Release speak only as of April 16, 2020, and BNY Mellon undertakes no obligation to update any forward-looking statement to reflect events or circumstances after that date or to reflect the occurrence of unanticipated events.

ABOUT BNY MELLON

BNY Mellon is a global investments company dedicated to helping its clients manage and service their financial assets throughout the investment lifecycle. Whether providing financial services for institutions, corporations or individual investors, BNY Mellon delivers informed investment management and investment services in 35 countries. As of March 31, 2020, BNY Mellon had $35.2 trillion in assets under custody and/or administration, and $1.8 trillion in assets under management. BNY Mellon can act as a single point of contact for clients looking to create, trade, hold, manage, service, distribute or restructure investments. BNY Mellon is the corporate brand of The Bank of New York Mellon Corporation (NYSE: BK). Additional information is available on www.bnymellon.com. Follow us on Twitter @BNYMellon or visit our newsroom at www.bnymellon.com/newsroom for the latest company news.

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BNY Mellon 1Q20 Earnings Release

CONFERENCE CALL INFORMATION

Todd Gibbons, Chief Executive Officer, and Mike Santomassimo, Chief Financial Officer, will host a conference call and simultaneous live audio webcast at 8:00 a.m. EDT on April 16, 2020. This conference call and audio webcast will include forward-looking statements and may include other material information.

Investors and analysts wishing to access the conference call and audio webcast may do so by dialing (800) 390-5696 (U.S.) or (720) 452-9082 (International), and using the passcode: 807070, or by logging onto www.bnymellon.com/investorrelations. Earnings materials will be available at www.bnymellon.com/investorrelations beginning at approximately 6:30 a.m. EDT on April 16, 2020. Replays of the conference call and audio webcast will be available beginning April 16, 2020 at approximately 2:00 p.m. EDT through May 16, 2020 by dialing (888) 203-1112 (U.S.) or (719) 457-0820 (International), and using the passcode: 5375940. The archived version of the conference call and audio webcast will also be available at www.bnymellon.com/investorrelations for the same time period.

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